                                                                     Exhibit 3.9


                            CERTIFICATE OF AMENDMENT

                                       TO

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                     EOTT Energy Canada Limited Partnership


         EOTT Energy Canada Limited Partnership (hereinafter called the "partnership"), a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the "Act"), for the purpose of amending Certificate of Limited Partnership filed with the office of the Secretary of State of Delaware on February 25, 1994, hereby certifies that:

         1. The name of the limited partnership is: EOTT Energy Canada Limited Partnership

         2. Pursuant to provisions of Section 17-202, Title 6, Delaware Code, the Certificate of Limited Partnership is amended as follows:

            1. The name of the limited partnership is: Link Energy Canada
               Limited Partnership

         3. This Certificate of Amendment to Certificate of Limited Partnership shall be effective on October 1, 2003.

         The undersigned, a general partner of the partnership, executed this Certificate of Amendment on August 15, 2003.


                                         EOTT ENERGY GENERAL PARTNER, L.L.C.,
                                         General Partner


                                         /s/ Thomas M. Matthews
                                         ---------------------------------------
                                         Thomas M. Matthews, Authorized Person